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                                                                    EXHIBIT 21.1

Subsidiaries of the Company and the Guarantors


The Company

Pierce & Stevens Corp., a New York corporation
SIA Adhesives, Inc., a Delaware corporation
OSI Sealants, Inc., an Illinois corporation
Tanner Chemicals, Inc., a New Hampshire corporation
SSC International, Inc., a Barbados corporation
Sovereign Specialty Chemicals PTE Ltd, a Singapore Corporation
Sovereign Specialty Chemicals U.K. Ltd, a U.K. Corporation

Pierce & Stevens

None

SIA Adhesives

None

OSI Sealants

None

Tanner

None